Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "AVALON AQUISITION INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF OCTOBER, A.D. 2020, AT 11:06 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

3861749 8100
SR# 20207766487

Authentication: 203849707
Date: 10-13-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:06 AM 10/12/2020
FILED 11:06 AM 10/12/2020
SR 20207766487 - File Number 3861749

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is _Avalon Acquisition Inc.____.

2. The Registered Office of the corporation in the State of Delaware is located at ___1209 Orange Street___, in the City of ___Wilmington__________, County of ___New Castle Zip Code___19801___. The name of the Registered Agent at such address upon whom process against this corporation may be served is ______The Corporation Trust Company______.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total amount of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 111,000,000, consisting of (a) 110,000,000 shares of common stock (the "Common Stock"), including two separate series of Common Stock consisting of (i) 100,000,000 shares of Class A Common Stock (the "Class A Common Stock") and (ii) 10,000,000 shares of Class B Common Stock (the "Class B Common Stock"), and (b) 1,000,000 shares of preferred stock (the "Preferred Stock").

5. The name and mailing address of the incorporator are as follows:

Name____R. Rachel Hsu________________________________

Mailing Address______Two Embarcadero Center, Floor 8_______________

______San Francisco, CA ______________ Zip Code___94111_____

By: ______________________________
Incorporator

Name: R. Rachel Hsu______________________________
Print or Type